EXHIBIT 99.1

Contact:	Franklin Resources, Inc.
Investor Relations: Brian Sevilla (650) 312-4091
Corporate Communications: Matt Walsh (650) 312-2245
franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Announces Third Quarter Results

San Mateo, CA, July 30, 2012 - Franklin Resources, Inc. (the “Company”) [NYSE: BEN] today announced net income1 of $455.3 million or $2.12 per diluted share for the quarter ended June 30, 2012, as compared to $503.2 million or $2.32 per diluted share for the previous quarter and $503.3 million or $2.26 per diluted share for the quarter ended June 30, 2011.

	Quarter Ended		% Change	Quarter Ended	% Change
	30-Jun-12	31-Mar-12	Qtr. vs. Qtr.	30-Jun-11	Year vs. Year
Financial Results
($ in millions, except per share amounts)
Operating revenues	$1,783.6	$1,799.3	(1)%	$1,853.0	(4)%
Operating income	643.0	617.1	4%	682.7	(6)%
Operating margin	36.0%	34.3%		36.8%

Net income[1]	$455.3	$503.2	(10)%	$503.3	(10)%
Diluted earnings per share	$2.12	$2.32	(9)%	$2.26	(6)%

Assets Under Management
(in billions)
Ending	$707.1	$725.7	(3)%	$734.2	(4)%
Average[2]	710.7	706.9	1%	726.7	(2)%
Net new flows	4.8	5.6	(14)%	21.7	(78)%

Non-operating income for the quarter ended June 30, 2012 included $(18.0) million of investment and other income (losses), net, as compared to $82.4 million for the prior quarter and $14.5 million for the quarter ended June 30, 2011.

Total assets under management (“AUM”) were $707.1 billion at June 30, 2012, down $18.6 billion or 3% during the quarter. The decrease was primarily due to $22.5 billion in market depreciation, partially offset by net new flows of $4.8 billion. AUM decreased $27.1 billion or 4% year over year, primarily due to $32.0 billion in market depreciation.

Cash and cash equivalents and investments were $9.5 billion at June 30, 2012, as compared to $9.4 billion at September 30, 2011. Total stockholders' equity was $9.3 billion at June 30, 2012, as compared to $9.1 billion at September 30, 2011. The Company had 212.6 million shares of common stock outstanding at June 30, 2012, as compared to 217.7 million shares outstanding at September 30, 2011. During the quarter ended June 30, 2012, the Company repurchased approximately 2.7 million shares of its common stock for a total cost of $282.0 million.

Conference Call Information

Pre-recorded audio commentary on the results from Franklin Resources, Inc.'s President and Chief Executive Officer Greg Johnson and Executive Vice President and Chief Financial Officer Ken Lewis will be available today at approximately 8:30 a.m. Eastern Time. They will also lead a live teleconference today at 4:30 p.m. Eastern Time to answer questions of a material nature. Analysts and investors are encouraged to review the Company's recent filings with the U.S. Securities and Exchange Commission and to contact Investor Relations before the live teleconference for any clarifications or questions related to the earnings release or pre-recorded audio commentary.

Access to the pre-recorded audio commentary and accompanying slides are available at franklinresources.com. The pre-recorded audio commentary can also be accessed by dialing (888) 843-7419 in the U.S. and Canada or (630) 652-3042 internationally using access code 32845775, any time through August 29, 2012.

Access to the live teleconference will be available at franklinresources.com or by dialing (888) 895-5271 in the U.S. and Canada or (847) 619-6547 internationally. A replay of the call can also be accessed by calling (888) 843-7419 in the U.S. and Canada or (630) 652-3042 internationally using access code 32845773, after 7:00 p.m. Eastern Time today through August 29, 2012.

Questions regarding the pre-recorded audio commentary or live teleconference should be directed to Franklin Resources, Inc., Investor Relations at (650) 312-4091 or Corporate Communications at (650) 312-2245.

Lipper Performance Rankings of Franklin Templeton's U.S.-Registered Long-Term Mutual Funds3,4:

	Period Ended June 30, 2012
	Percent of Assets in Top Two Quartiles[5]
	1-Year	3-Year	5-Year	10-Year
Franklin Templeton[6]	57%	69%	77%	86%
Franklin Templeton Equity[7]	58%	69%	67%	80%
Franklin Templeton Fixed-Income[8]	55%	69%	87%	92%
Franklin Equity[9]	75%	81%	82%	82%
Templeton Equity[10]	3%	71%	21%	67%
Mutual Series Equity[11]	69%	12%	68%	92%
Franklin Templeton Taxable Fixed-Income[12]	27%	66%	80%	81%
Franklin Templeton Tax-Free Fixed-Income[13]	77%	71%	92%	100%

Performance quoted above represents past performance, which cannot predict or guarantee future results.

Investors should carefully consider a fund's investment goals, risks, charges and expenses before investing. To obtain a summary prospectus and/or prospectus, which contains this and other information, for any U.S.-registered Franklin Templeton fund, investors should talk to their financial advisors or call Franklin/Templeton Distributors, Inc. at 1-800/DIAL BEN® (1-800/342-5236). Please read a prospectus carefully before investing.

Franklin Resources, Inc. Condensed Consolidated Statements of Income Unaudited
(in thousands, except per share data and AUM)	Three Months Ended June 30,		% Change	Nine Months Ended June 30,		% Change
	2012	2011		2012	2011
Operating Revenues[14]
Investment management fees	$1,114,404	$1,168,920	(5)%	$3,315,861	$3,338,159	(1)%
Sales and distribution fees	569,138	594,187	(4)%	1,679,387	1,707,517	(2)%
Shareholder servicing fees	77,221	77,520	0%	229,365	225,325	2%
Other, net	22,821	12,406	84%	60,196	31,908	89%
Total operating revenues	1,783,584	1,853,033	(4)%	5,284,809	5,302,909	0%
Operating Expenses
Sales, distribution and marketing	692,038	719,311	(4)%	2,038,099	2,043,399	0%
Compensation and benefits	314,563	313,592	0%	938,006	921,796	2%
Information systems and technology	44,079	41,266	7%	128,805	123,110	5%
Occupancy	31,444	32,112	(2)%	95,180	95,683	(1)%
General, administrative and other	58,538	64,055	(9)%	192,260	147,508	30%
Total operating expenses	1,140,662	1,170,336	(3)%	3,392,350	3,331,496	2%
Operating Income	642,922	682,697	(6)%	1,892,459	1,971,413	(4)%
Other Income (Expenses)
Investment and other income (losses), net	(17,975)	14,503	NM	135,612	118,282	15%
Interest expense	(10,089)	(10,056)	0%	(28,287)	(26,315)	7%
Other income (expenses), net	(28,064)	4,447	NM	107,325	91,967	17%
Income before taxes	614,858	687,144	(11)%	1,999,784	2,063,380	(3)%
Taxes on income	184,906	208,944	(12)%	588,322	599,498	(2)%
Net income	429,952	478,200	(10)%	1,411,462	1,463,882	(4)%
Less: net income (loss) attributable to
Nonredeemable noncontrolling interests	(24,209)	(24,575)	(1)%	(30,027)	(44,029)	(32)%
Redeemable noncontrolling interests	(1,106)	(572)	93%	2,218	307	622%
Net Income Attributable to Franklin Resources, Inc.	$455,267	$503,347	(10)%	$1,439,271	$1,507,604	(5)%

Earnings per Share
Basic	$2.12	$2.27	(7)%	$6.66	$6.76	(1)%
Diluted	2.12	2.26	(6)%	6.65	6.73	(1)%
Dividends per Share	$0.27	$0.25	8%	$2.81	$0.75	275%

Average Shares Outstanding (in thousands)
Basic	213,097	220,313	(3)%	214,592	221,731	(3)%
Diluted	213,641	221,284	(3)%	215,214	222,808	(3)%

Operating Margin	36.0%	36.8%		35.8%	37.2%

AUM (in billions)
Ending	$707.1	$734.2	(4)%	$707.1	$734.2	(4)%
Average	710.7	726.7	(2)%	697.5	690.4	1%
Net new flows	4.8	21.7	(78)%	(5.2)	33.3	NM

Franklin Resources, Inc. Condensed Consolidated Statements of Income Unaudited
(in thousands, except per share data, employees and billable shareholder accounts)	Three Months Ended		% Change	Three Months Ended
	30-Jun-12	31-Mar-12		31-Dec-11	30-Sep-11	30-Jun-11
Operating Revenues[14]
Investment management fees	$1,114,404	$1,126,320	(1)%	$1,075,137	$1,193,232	$1,168,920
Sales and distribution fees	569,138	585,945	(3)%	524,304	555,974	594,187
Shareholder servicing fees	77,221	76,739	1%	75,405	75,469	77,520
Other, net	22,821	10,345	121%	27,030	12,455	12,406
Total operating revenues	1,783,584	1,799,349	(1)%	1,701,876	1,837,130	1,853,033
Operating Expenses
Sales, distribution and marketing	692,038	715,443	(3)%	630,618	669,415	719,311
Compensation and benefits	314,563	323,031	(3)%	300,412	309,418	313,592
Information systems and technology	44,079	43,292	2%	41,434	50,028	41,266
Occupancy	31,444	31,894	(1)%	31,842	35,335	32,112
General, administrative and other	58,538	68,532	(15)%	65,190	84,520	64,055
Total operating expenses	1,140,662	1,182,192	(4)%	1,069,496	1,148,716	1,170,336
Operating Income	642,922	617,157	4%	632,380	688,414	682,697
Other Income (Expenses)
Investment and other income (losses), net	(17,975)	82,411	NM	71,176	(116,473)	14,503
Interest expense	(10,089)	(9,633)	5%	(8,565)	(11,121)	(10,056)
Other income (expenses), net	(28,064)	72,778	NM	62,611	(127,594)	4,447
Income before taxes	614,858	689,935	(11)%	694,991	560,820	687,144
Taxes on income	184,906	202,151	(9)%	201,265	203,926	208,944
Net income	429,952	487,784	(12)%	493,726	356,894	478,200
Less: net income (loss) attributable to
Nonredeemable noncontrolling interests	(24,209)	(15,965)	52%	10,147	(57,558)	(24,575)
Redeemable noncontrolling interests	(1,106)	530	NM	2,794	(1,524)	(572)
Net Income Attributable to Franklin Resources, Inc.	$455,267	$503,219	(10)%	$480,785	$415,976	$503,347

Earnings per Share
Basic	$2.12	$2.33	(9)%	$2.21	$1.89	$2.27
Diluted	2.12	2.32	(9)%	2.20	1.88	2.26
Dividends per Share	$0.27	$0.27	0%	$2.27	$0.25	$0.25

Average Shares Outstanding (in thousands)
Basic	213,097	214,520	(1)%	216,143	218,989	220,313
Diluted	213,641	215,111	(1)%	216,727	219,840	221,284

Operating Margin	36.0%	34.3%		37.2%	37.5%	36.8%

Employees	8,563	8,451	1%	8,484	8,453	8,458
Billable Shareholder Accounts (in millions)	26.6	26.1	2%	25.6	24.8	26.3

AUM AND FLOWS

(in billions)	Three Months Ended June 30,		% Change	Nine Months Ended June 30,		% Change
	2012	2011		2012	2011
Beginning AUM	$725.7	$703.5	3%	$659.9	$644.9	2%
Long-term sales	41.6	57.4	(28)%	128.3	167.9	(24)%
Long-term redemptions	(36.8)	(35.9)	3%	(132.5)	(135.1)	(2)%
Net cash management	—	0.2	(100)%	(1.0)	0.5	NM
Net new flows	4.8	21.7	(78)%	(5.2)	33.3	NM
Reinvested distributions	4.2	3.8	11%	14.7	12.3	20%
Net flows	9.0	25.5	(65)%	9.5	45.6	(79)%
Distributions	(5.1)	(4.4)	16%	(17.9)	(15.0)	19%
Acquisitions	—	—	—	—	1.6	(100)%
Appreciation (depreciation) and other	(22.5)	9.6	NM	55.6	57.1	(3)%
Ending AUM	$707.1	$734.2	(4)%	$707.1	$734.2	(4)%

AUM BY INVESTMENT OBJECTIVE

(in billions)	30-Jun-12	31-Mar-12	% Change	31-Dec-11	30-Sep-11	30-Jun-11
Equity
Global/international	$198.9	$216.2	(8)%	$194.5	$185.8	$226.2
United States	79.7	83.7	(5)%	75.7	68.4	83.6
Total equity	278.6	299.9	(7)%	270.2	254.2	309.8
Hybrid	103.2	103.5	0%	96.4	101.3	115.1
Fixed-Income
Tax-free	80.1	77.3	4%	74.1	72.0	69.6
Taxable
Global/international	185.9	187.8	(1)%	174.7	178.8	185.4
United States	53.5	51.5	4%	48.9	46.9	48.1
Total fixed-income	319.5	316.6	1%	297.7	297.7	303.1
Cash Management	5.8	5.7	2%	6.0	6.7	6.2
Total AUM	$707.1	$725.7	(3)%	$670.3	$659.9	$734.2
Average AUM for the Three-Month Period	$710.7	$706.9	1%	$675.0	$714.4	$726.7

AUM AND FLOWS - UNITED STATES AND INTERNATIONAL15

	As of and for the Three Months Ended
(in billions)	30-Jun-12	% of Total	31-Mar-12	% of Total	30-Jun-11	% of Total
Long-Term Sales
United States	$23.4	56%	$25.2	52%	$25.8	45%
International	18.2	44%	23.3	48%	31.6	55%
Total long-term sales	$41.6	100%	$48.5	100%	$57.4	100%
Long-Term Redemptions
United States	$(20.4)	55%	$(20.7)	48%	$(18.6)	52%
International	(16.4)	45%	(22.0)	52%	(17.3)	48%
Total long-term redemptions	$(36.8)	100%	$(42.7)	100%	$(35.9)	100%
AUM
United States	$465.7	66%	$472.3	65%	$480.5	65%
International	241.4	34%	253.4	35%	253.7	35%
Total AUM	$707.1	100%	$725.7	100%	$734.2	100%

AUM AND FLOWS BY INVESTMENT OBJECTIVE

(in billions)	Equity			Fixed-Income
for the three months ended June 30, 2012	Global/ International	United States	Hybrid	Tax-Free	Taxable Global/ International	Taxable United States	Cash Management	Total
AUM at April 1, 2012	$216.2	$83.7	$103.5	$77.3	$187.8	$51.5	$5.7	$725.7
Long-term sales	9.4	4.1	4.5	3.5	15.9	4.2	—	41.6
Long-term redemptions	(9.7)	(4.5)	(4.3)	(2.2)	(13.3)	(2.8)	—	(36.8)
Net exchanges	(0.3)	(0.1)	0.1	0.1	(0.2)	0.3	0.1	—
Net new flows	(0.6)	(0.5)	0.3	1.4	2.4	1.7	0.1	4.8
Reinvested distributions	0.2	0.1	1.7	0.5	1.2	0.5	—	4.2
Net flows	(0.4)	(0.4)	2.0	1.9	3.6	2.2	0.1	9.0
Distributions	(0.2)	(0.1)	(1.9)	(0.6)	(1.7)	(0.6)	—	(5.1)
Appreciation (depreciation) and other	(16.7)	(3.5)	(0.4)	1.5	(3.8)	0.4	—	(22.5)
AUM at June 30, 2012	$198.9	$79.7	$103.2	$80.1	$185.9	$53.5	$5.8	$707.1

(in billions)	Equity			Fixed-Income
for the three months ended March 31, 2012	Global/ International	United States	Hybrid	Tax-Free	Taxable Global/ International	Taxable United States	Cash Management	Total
AUM at January 1, 2012	$194.5	$75.7	$96.4	$74.1	$174.7	$48.9	$6.0	$670.3
Long-term sales	11.6	4.9	5.5	3.8	18.2	4.5	—	48.5
Long-term redemptions	(11.2)	(4.9)	(3.5)	(2.3)	(17.6)	(3.2)	—	(42.7)
Net exchanges	(0.2)	0.2	0.2	—	(0.1)	0.1	(0.2)	—
Net cash management	—	—	—	—	—	—	(0.2)	(0.2)
Net new flows	0.2	0.2	2.2	1.5	0.5	1.4	(0.4)	5.6
Reinvested distributions	0.1	—	1.0	0.6	1.1	0.4	—	3.2
Net flows	0.3	0.2	3.2	2.1	1.6	1.8	(0.4)	8.8
Distributions	—	—	(1.1)	(0.8)	(1.9)	(0.5)	—	(4.3)
Appreciation and other	21.4	7.8	5.0	1.9	13.4	1.3	0.1	50.9
AUM at March 31, 2012	$216.2	$83.7	$103.5	$77.3	$187.8	$51.5	$5.7	$725.7

(in billions)	Equity			Fixed-Income
for the three months ended June 30, 2011	Global/ International	United States	Hybrid	Tax-Free	Taxable Global/ International	Taxable United States	Cash Management	Total
AUM at April 1, 2011	$225.4	$83.5	$113.4	$67.5	$160.6	$47.1	$6.0	$703.5
Long-term sales	12.1	4.6	5.6	2.0	29.7	3.4	—	57.4
Long-term redemptions	(11.9)	(4.8)	(4.1)	(2.8)	(9.5)	(2.8)	—	(35.9)
Net exchanges	(0.2)	(0.1)	0.1	(0.1)	0.3	(0.1)	0.1	—
Net cash management	—	—	—	—	—	—	0.2	0.2
Net new flows	—	(0.3)	1.6	(0.9)	20.5	0.5	0.3	21.7
Reinvested distributions	0.2	0.1	1.4	0.6	1.1	0.4	—	3.8
Net flows	0.2	(0.2)	3.0	(0.3)	21.6	0.9	0.3	25.5
Distributions	(0.2)	(0.1)	(1.6)	(0.8)	(1.2)	(0.5)	—	(4.4)
Appreciation (depreciation) and other	0.8	0.4	0.3	3.2	4.4	0.6	(0.1)	9.6
AUM at June 30, 2011	$226.2	$83.6	$115.1	$69.6	$185.4	$48.1	$6.2	$734.2

Franklin Resources, Inc. is a global investment management organization operating as Franklin Templeton Investments. Franklin Templeton Investments provides global and domestic investment management solutions managed by its Franklin, Templeton, Mutual Series, Fiduciary Trust, Darby and Bissett investment teams. The San Mateo, CA-based company has more than 60 years of investment experience and over $707 billion in AUM as of June 30, 2012. For more information about our company, please visit franklinresources.com.

Notes

1.	Net income represents net income attributable to Franklin Resources, Inc.

2.	Average AUM represents simple monthly average AUM.

3.
Nothing in this section shall be considered a solicitation to buy or an offer to sell a security to any person in any jurisdiction where such offer, solicitation, purchase or sale would be unlawful under the securities laws of such jurisdiction. Franklin/Templeton Distributors, Inc., One Franklin Parkway, San Mateo, CA, is the funds' principal distributor and a wholly-owned subsidiary of Franklin Resources, Inc.

4.
Lipper rankings for Franklin Templeton U.S.-registered mutual funds are based on Class A shares. Franklin Templeton funds are compared against a universe of all share classes. Performance rankings for other share classes may differ. Lipper calculates averages by taking all the funds and share classes in a peer group and averaging their total returns for the periods indicated. Lipper tracks 155 peer groups of U.S. retail mutual funds, and the groups vary in size from 8 to 1,094 funds. Lipper total return calculations include reinvested dividends and capital gains, but do not include sales charges or expense subsidization by the manager. Results may have been different if these or other factors had been considered.

5.	The figures in the table are based on data available from Lipper© Inc. as of July 6, 2012 and are subject to revision.

6.
Of the eligible Franklin Templeton long-term mutual funds tracked by Lipper, 31, 27, 39 and 44 funds ranked in the top quartile and 27, 32, 26 and 16 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

7.
Of the eligible Franklin Templeton equity mutual funds tracked by Lipper, 14, 13, 17 and 13 funds ranked in the top quartile and 10, 12, 11 and 8 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

8.
Of the eligible Franklin Templeton non-money market fixed-income mutual funds tracked by Lipper, 17, 14, 22 and 31 funds ranked in the top quartile and 17, 20, 15 and 8 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

9.
Of the eligible Franklin equity mutual funds tracked by Lipper, 6, 9, 13 and 9 funds ranked in the top quartile and 9, 6, 7 and 5 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

10.
Of the eligible Templeton equity mutual funds tracked by Lipper, 2, 2, 2 and 1 funds ranked in the top quartile and 1, 4, 2 and 2 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

11.
Of the eligible Mutual Series equity mutual funds tracked by Lipper, 6, 2, 2 and 3 funds ranked in the top quartile and 0, 2, 2 and 1 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

12.
Of the eligible Franklin Templeton non-money market taxable fixed-income mutual funds tracked by Lipper, 2, 4, 5 and 5 funds ranked in the top quartile and 4, 5, 3 and 3 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

13.
Of the eligible Franklin Templeton non-money market tax-free fixed-income mutual funds tracked by Lipper, 15, 10, 17 and 26 funds ranked in the top quartile and 13, 15, 12 and 5 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

14.
In the quarter ended September 30, 2011, the Company discontinued the classification of a portion of the investment management fees earned by certain of its non-U.S. subsidiaries as sales and distribution fees. This presentation change does not represent a restatement of any previously published financial results. See the Company's Form 10-K for the fiscal year ended September 30, 2011 for additional information.

15.	International includes North America-based advisors serving non-resident clients.

Forward-Looking Statements

Statements in this press release regarding Franklin Resources, Inc. (“Franklin”) and its subsidiaries, which are not historical facts, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, words or phrases generally written in the future tense and/or preceded by words such as “will,” “may,” “could,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “estimate” or other similar words are forward-looking statements.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

These and other risks, uncertainties and other important factors are described in more detail in Franklin's recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations in Franklin's Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and Franklin's subsequent Quarterly Reports on Form 10-Q:

•
Volatility and disruption of the capital and credit markets, and adverse changes in the global economy, may significantly affect our results of operations and may put pressure on our financial results.

•	The amount and mix of our AUM are subject to significant fluctuations.

•	We are subject to extensive and complex, overlapping and frequently changing rules, regulations and legal interpretations.

•
Regulatory and legislative actions and reforms have made the regulatory environment in which we operate more costly and future actions and reforms could adversely impact our AUM, increase costs and negatively impact our profitability and future financial results.

•	Changes in tax laws or exposure to additional income tax liabilities could have a material impact on our financial condition, results of operations and liquidity.

•	Any significant limitation, failure or security breach of our software applications, technology or other systems that are critical to our operations could constrain our operations.

•
Our investment management business operations are complex and a failure to properly perform operational tasks or the misrepresentation of our products and services could have an adverse effect on our revenues and income.

•	We face risks, and corresponding potential costs and expenses, associated with conducting operations and growing our business in numerous countries.

•	We depend on key personnel and our financial performance could be negatively affected by the loss of their services.

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Strong competition from numerous and sometimes larger companies with competing offerings and products could limit or reduce sales of our products, potentially resulting in a decline in our market share, revenues and income.

•	Changes in the third-party distribution and sales channels on which we depend could reduce our income and hinder our growth.

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Our increasing focus on international markets as a source of investments and sales of investment products subjects us to increased exchange rate and other risks in connection with our revenues and income generated overseas.

•	Poor investment performance of our products could affect our sales or reduce the level of AUM, potentially negatively impacting our revenues and income.

•	We could suffer losses in our revenues and income if our reputation is harmed.

•	Our future results are dependent upon maintaining an appropriate level of expenses, which is subject to fluctuation.

•	Our ability to successfully integrate widely varied business lines can be impeded by systems and other technological limitations.

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Our inability to successfully recover should we experience a disaster or other business continuity problem could cause material financial loss, loss of human capital, regulatory actions, reputational harm, or legal liability.

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Certain of the portfolios we manage, including our emerging market portfolios, are vulnerable to significant market-specific political, economic or other risks, any of which may negatively impact our revenues and income.

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Our revenues and income could be adversely affected if the terms of our management agreements are significantly altered or these agreements are terminated by the funds and other sponsored investment products we advise.

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Regulatory and governmental examinations and/or investigations, litigation and the legal risks associated with our business, could adversely impact our AUM, increase costs and negatively impact our profitability and/or our future financial results.

•	Our ability to meet cash needs depends upon certain factors, including the market value of our assets, operating cash flows and our perceived creditworthiness.

•	Our business could be negatively affected if we or our banking subsidiaries fail to remain well capitalized, and liquidity needs could affect our banking business.

•	We are dependent on the earnings of our subsidiaries.

Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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